SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 2, 2005 (November 28, 2005)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2005, the Board of Directors of Dynegy Inc. (“Dynegy” or the “Company”) approved several appointments to Dynegy’s Executive Management Team.

•	Holli C. Nichols, previously the Company’s Senior Vice President and Treasurer, was promoted to Executive Vice President and Chief Financial Officer. Ms. Nichols, 35, will be responsible for Dynegy’s financial affairs, including finance and accounting, treasury, risk management, internal audit and investor and credit agency relationships. Ms. Nichols served as Senior Vice President and Treasurer since May 2004 and served as the Company’s Senior Vice President and Controller from June 2003 to May 2004. Ms. Nichols joined Dynegy from PricewaterhouseCoopers LLP in May 2000. There is no employment agreement between the Company and Ms. Nichols.

•	J. Kevin Blodgett, previously the Company’s Senior Vice President of Human Resources, was promoted to General Counsel and Executive Vice President, Administration. Mr. Blodgett, 34, will be responsible for Dynegy’s legal and administrative affairs, including legal services supporting the Company’s operational, commercial and corporate areas, as well as human resources, information technology, building services, facilities and supply chain management. Mr. Blodgett served as Senior Vice President of Human Resources since August 2004 and served as Group General Counsel – Corporate Finance & Securities and Corporate Secretary from June 2003 to August 2004. Mr. Blodgett joined Dynegy from Baker Botts LLP in October 2000. There is no employment agreement between the Company and Mr. Blodgett.

•	Lynn A. Lednicky was promoted to Executive Vice President of Strategic Planning and Corporate Business Development. Mr. Lednicky, 45, has responsibility for identifying opportunities and strategies for building value at both the corporate level and within the Company’s power generation business. Mr. Lednicky has served as Senior Vice President of Strategic Planning and Corporate Business Development since July 2003 and served as Senior Vice President of Power Origination from December 2000 to July 2003. Mr. Lednicky joined Dynegy’s predecessor Destec Energy, Inc. in July 1991. There is no employment agreement between the Company and Mr. Lednicky.

Ms. Nichols and Messrs. Blodgett and Lednicky, as well as Stephen A. Furbacher, President and Chief Operating Officer, report directly to Bruce A. Williamson, Chairman and Chief Executive Officer and together comprise Dynegy’s Executive Management Team.

Concurrent with the aforementioned appointments, Nick J. Caruso, Executive Vice President and Chief Financial Officer announced his retirement from the Company effective December 31, 2005 and Carol F. Graebner, Executive Vice President and General Counsel, R. Blake Young, Executive Vice President of Administration and Technology and Peter J. Wilt, Vice President of Investor Relations announced their resignations effective December 31, 2005.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the above events is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

Exhibit No.	Document
99.1	Press Release dated November 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 2, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
*99.1	Press Release dated November 29, 2005.

*	Furnished herewith.